EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Chad Ulansky, President and Chief Executive Officer of Diamante Minerals Inc. (the “Registrant”), and Jennifer Irons, Chief Financial Officer of the Registrant, certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended April 30, 2017 (the “Report”):

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 8, 2017	By:	/s/ Chad Ulansky
Name: Chad Ulansky
Title: President, Chief Executive Officer, Secretary, Treasurer and a director (Principal Executive Officer)

By:	/s/ Jennifer Irons
Name: Jennifer Irons
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.